UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant     ☑         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

                                                                   Community Banks, Inc.
_____________________________________________________________________________________
                                                       (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________________________________
                                                           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check Appropriate box):
☑  No fee required.
☐ Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)     Title of each class of securities to which the transaction applied:
     __________________________________________________________________________________
     (2)     Aggregate number of securities to which the transaction applies:
     __________________________________________________________________________________
     (3)     Per unit price or other underlying value of the transaction computed pursuant to Exchange Act
  Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it wasdetermined:
      __________________________________________________________________________________
     (4)     Proposed maximum aggregate value of the transaction:
     __________________________________________________________________________________
     (5)     Total fee paid:
     __________________________________________________________________________________

☐  Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)                      Amount Previously Paid:
      _________________________________________________________________________________________
     (2)                      Form, Schedule or Registration Statement No.:
     _________________________________________________________________________________________
     (3)                      Filing Party:
     _________________________________________________________________________________________
     (4)                      Date Filed:
     _________________________________________________________________________________________

The following notice, along with a second proxy card, is being mailed on September 14, 2007 to shareholders of Community Banks, Inc. who have not voted by telephone or the Internet or returned the proxy card that was initially mailed, along with a joint proxy statement/prospectus, on or about August 20, 2007.

September 14, 2007

Dear Shareholder:

Our records indicate that we have not yet received your proxy for the Special Shareholders’ Meeting to be held at 10:00 A.M. on Tuesday, October 2, 2007 at the Four Points Sheraton in Harrisburg, Pennsylvania.

At the Special Meeting, shareholders will be asked to approve and adopt the agreement and plan of merger entered into by Community Banks, Inc. and Susquehanna Bancshares, Inc. dated as of April 30, 2007, as amended and restated as of July 25, 2007.

A duplicate proxy form and return envelope are enclosed for your convenience.  Please sign and return the card or vote by telephone or the Internet.

Promptly completing your Proxy will ensure that your shares are voted in accordance with your wishes.  If you have already voted, please disregard this letter.

Sincerely,

/s/ Patricia E. Hoch

Patricia E. Hoch
Corporate Secretary

Enclosures

COMMUNITY BANKS, INC.

SPECIAL MEETING OF SHAREHOLDERS

Tuesday, October 2, 2007

10:00 a.m. (ET)

Four Points Sheraton
800 East Park Drive
Harrisburg, Pennsylvania

PROXY

COMMUNITY BANKS, INC.
777 E. Park Drive
Harrisburg, PA 17111
(717) 920-5800

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF COMMUNITY BANKS, INC.

The undersigned hereby appoints Edward P. Williams as Proxy, with the power to appoint his substitute, and authorizes him to represent and vote, as designated on the reverse side, all the shares of Common Stock of Community Banks, Inc. (“CMTY”) held of record by the undersigned on August 1, 2007 at the Special Meeting of Shareholders to be held on October 2, 2007 or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE IF YOU DO NOT VOTE BY TELEPHONE OR THE INTERNET.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on October 1, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cmty/ — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on October 1, 2007.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Community Banks, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or the Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

2.	To approve and adopt the agreement and plan of merger entered into by Community Banks, Inc. and Susquehanna Bancshares, dated as of April 30, 2007, as amended and restated as of July 25, 2007.	☐ For	☐ Against	☐ Abstain

2.	OTHER BUSINESS. Take action on other business which may properly come before the meeting, or any adjournments or postponements of the special meeting.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

Address Change? Mark Box Indicate changes below: ☐	I/we plan to attend the Special Meeting. (Check the box if attending this meeting) ☐

Date

Signature(s) in Box

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.